As filed with the Securities and Exchange Commission on October 31, 2002

Registration No. 333-
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

RETEK INC.

(Exact name of issuer as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	510392671 (I.R.S. Employer Identification No.)

RETEK ON THE MALL, 950 NICOLLET MALL MINNEAPOLIS, MN 55403 (Address of principal executive offices, including zip code)

RETEK INC. 1999 EQUITY INCENTIVE PLAN
RETEK INC. 1999 EMPLOYEE STOCK PURCHASE PLAN
(Full title of the plans)

STEVEN D. LADWIG
CHIEF EXECUTIVE OFFICER
RETEK INC.
RETEK ON THE MALL, 950 NICOLLET MALL
MINNEAPOLIS, MN 55403
(612) 587-5000
(Name, address and telephone number of agent for service)

CALCULATION OF REGISTRATION FEE

			Proposed maximum		Proposed maximum
Title of securities	Amount to be		offering price		aggregate	Amount of
to be registered	registered		per share		offering price	registration fee

common stock, par value
$0.01 per share	6,000,000	(1)	$2.89	(2)	$17,340,000	$1,595

(1)	Includes 4,000,000 shares under the Retek Inc. 1999 Equity Incentive Plan and 2,000,000 shares under the Retek Inc. 1999 Employee Stock Purchase Plan.

(2)	The proposed maximum offering price of the 6,000,000 shares registered hereunder of $2.89 per share and the proposed maximum aggregate offering price of $17,340,000 have been estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and 457(h), on the basis of the average of the high and low prices of Retek Inc. Common Stock, par value $0.01 per share, reported on the Nasdaq National Market on October 28, 2002.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION.*

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the “Note” to Part 1 of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents previously filed with the Securities and Exchange Commission (the “Commission”) by the Registrant are incorporated by reference in this Registration Statement:

(i)	The Annual Report on Form 10-K for the fiscal year ended December 31, 2001 (Commission File No. 000-28121) filed by the Registrant on March 28, 2002;

(ii)	The Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2002 filed by the Registrant on May 15, 2002 and for the fiscal quarter ended June 30, 2002 filed by the Registrant on August 14, 2002;

(iii)	The Current Report on Form 8-K dated September 27, 2002 filed by the Registrant on October 2, 2002; and

(iv)	The description of the common stock contained in the Registrant’s Registration Statement on Form 8-A (Commission File No. 000-28121) for registration under Section 12 of the Exchange Act of 1934, as amended (the “Exchange Act”), filed by the Registrant on November 15, 1999.

All other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

Not required.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

None.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the Delaware General Corporation Law (the “DGCL”) empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer or director of such corporation or is or was serving at the request of such corporation as a director, officer, employer or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, in the case of criminal proceedings, had no reasonable cause to believe his or her conduct was illegal. A Delaware corporation may indemnify officers and directors against expenses (including attorneys’ fees) in connection with the defense or settlement of an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against expenses which such officer or director actually and reasonably incurred. The Amended and Restated

Certificate of Incorporation of the Registrant provides for indemnification of the officers and directors of the Registrant to the full extent permitted by applicable law.

In accordance with Delaware law, the Amended and Restated Certificate of Incorporation of the Registrant contains a provision limiting the personal liability of directors of the Registrant for violations of their fiduciary duty. This provision eliminates each director’s liability to the Registrant or its stockholders for monetary damages except (i) for any breach of the director’s duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions or (iv) for any transaction from which a director derived an improper personal benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any such actions involving gross negligence.

Pursuant to the underwriting agreement between the Registrant and the underwriters filed as an exhibit to the Registration Statement on Form S-1, File No. 333-86841, the underwriters, a party thereto, have agreed to indemnify each officer and director of the Registrant and each person, if any, who controls the Registrant within the meaning of the Securities Act, against certain liabilities, including liabilities under the Securities Act.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8. EXHIBITS.

The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description of Document

4.1	Amended and Restated Certificate of Incorporation (incorporated herein by reference to the Registrant’s Annual Report on Form 10-K, dated March 15, 2000 (Commission File No. 000-28121)
4.2	By-Laws (incorporated herein by reference to the Registrant’s Annual Report on Form 10-K, dated March 15, 2000 (Commission File No. 000-28121)
4.3	Retek Inc. 1999 Equity Incentive Plan, (incorporated herein by reference to the Registrant’s Registration Statement on Form S-1, File No. 333-86841)
4.4	Retek Inc. 1999 Employee Stock Purchase Plan (incorporated herein by reference to the Registrant’s Registration Statement on Form S-1, File No. 333-86841)
5	Opinion of Shearman & Sterling.
23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of Shearman & Sterling (contained in Exhibit 5)
24	Power of Attorney (included as part of the signature pages to this Registration Statement)

ITEM 9. UNDERTAKINGS.

(a)  The undersigned Registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)  To include any material information with respect to the plans of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement; provided, however, that the undertakings set forth in paragraph 1(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)  That, for the purpose of determining any liabilities under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota on the 31st day of October 2002.

Retek Inc.

By: /s/ Steven D. Ladwig Name: Steven D. Ladwig Title: Chief Executive Officer and Director

KNOW ALL MEN BY THESE PRESENTS that each person whose signature to this Registration Statement appears below hereby constitutes and appoints each of Steven D. Ladwig and Gregory A. Effertz as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments to the Registration Statement, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, and does hereby grant unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or any substitute therefore, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated as of the 31st day of October 2002.

Signature Capacity

/s/ Steven D. Ladwig Steven D. Ladwig	Chief Executive Officer; Director

/s/ John Buchanan John Buchanan	Chairman, Director

/s/ Ward Carey Ward Carey	Director

/s/ N. Ross Buckenham N. Ross Buckenham	Director

/s/ Glen A. Terbeek Glen A. Terbeek	Director

/s/ Stephen E. Watson Stephen E. Watson	Director

/s/ Bill Walsh Bill Walsh	Director

/s/ Greg Effertz Greg Effertz	Vice President, Finance & Administration, Chief Financial Officer, Treasurer and Secretary

/s/ James Murdy James Murdy	Controller

EXHIBIT INDEX

Number Title of Exhibit

4.1	Amended and Restated Certificate of Incorporation (incorporated herein by reference to the Registrant’s Annual Report on Form 10-K, dated March 15, 2000 (Commission File No. 000-28121)
4.2	By-Laws (incorporated herein by reference to the Registrant’s Annual Report on Form 10-K, dated March 15, 2000 (Commission File No. 000-28121)
4.3	Retek Inc. 1999 Equity Incentive Plan, (incorporated herein by reference to the Registrant’s Registration Statement on Form S-1, File No. 333-86841)
4.4	Retek Inc. 1999 Employee Stock Purchase Plan (incorporated herein by reference to the Registrant’s Registration Statement on Form S-1, File No. 333-86841)
5	Opinion of Shearman & Sterling.
23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of Shearman & Sterling (contained in Exhibit 5)
24	Power of Attorney (included as part of the signature pages to this Registration Statement)